UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

ENCORE WIRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1329 Millwood Road McKinney, Texas		75069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2013, Encore Wire Corporation, a Delaware corporation (the “Company”), entered into a commercial contract of sale (the “Purchase Agreement”) with VTCR, LP, MADMT, LP and Prairie Flight, LP (collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Company agreed to acquire a certain 200.993 acre tract of real property located in Collin County, Texas and the improvements and fixtures situated thereon (the “Property”) from Sellers for a purchase price of $25,707,350.00 in cash. In connection with the execution of the Purchase Agreement, the Company paid into escrow an earnest money deposit in the amount of $10,000.00 to be applied against the purchase price at the closing of the transaction.

The closing of the acquisition of the Property is subject to numerous customary undertakings, covenants, obligations and conditions and is expected to be completed on or about June 28, 2013.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

Date: June 24, 2013	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary